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                                                                    EXHIBIT 7(r)

                                     Form of
                                LETTER AGREEMENT


December 31, 2002

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Aspen Series (the "Trust") has changed the name of Global Value Portfolio to International Value Portfolio (the "Portfolio"). Pursuant to Section 17 of the Custodian Contract dated September 13, 1993, as amended, between the Trust and State Street Bank and Trust Company ("State Street"), the Trust hereby requests confirmation that State Street will act as custodian for the Portfolio under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ASPEN SERIES



By:
     ---------------------------------------------------------
     Kelley Abbott Howes
     Vice President


STATE STREET BANK AND TRUST COMPANY


By:
     ---------------------------------------------------------

Agreed to this _____ day of _____________, 2002.

cc:      Bonnie M. Howe
         Anita Falicia
         Christine Malles